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                                                                     Exhibit (s)

                                POWER OF ATTORNEY

         We, the undersigned officers and Trustees of Eaton Vance Senior Income Trust, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Senior Income Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

        SIGNATURE                    TITLE                            DATE

/s/ James B. Hawkes          President, Principal Executive     October 19, 1998
-------------------------    Officer and Trustee
James B. Hawkes


/s/ James L. O'Connor       Treasurer and Principal Financial   October 19, 1998
-------------------------   and Accounting Officer
James L. O'connor


/s/ Donald R. Dwight        Trustee                             October 19, 1998
-------------------------
Donald R. Dwight


/s/ Samuel L. Hayes, III    Trustee                             October 19, 1998
-------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer        Trustee                             October 19, 1998
-------------------------
Norton H. Reamer


/s/ John L. Thorndike       Trustee                             October 19, 1998
-------------------------
John L. Thorndike


/s/ Jack L. Treynor         Trustee                             October 19, 1998
-------------------------
Jack L. Treynor